Exhibit 10.1

COMMON STOCK AND NOTE PURCHASE AGREEMENT
THIS COMMON STOCK AND NOTE PURCHASE AGREEMENT, is made as of July 14, 2015 (this "Agreement"), by and among OpGen, Inc., a Delaware corporation (the "Company"), and Merck Global Health Innovation Fund, LLC, a Delaware limited liability company (the "Investor").  Certain capitalized terms used in this Agreement are set forth in Section 1.4.
W I T N E S S E T H
WHEREAS, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, on the terms and conditions set forth in this Agreement, (i) 1,136,364 shares of Common Stock of the Company, par value $0.01 per share (collectively, the "Shares"), at a purchase price of $4.40 per share, or an aggregate purchase price of $5,000,001.60, and (ii) a Senior Secured Promissory Note in the aggregate principal amount of $1,000,000, having the rights, preferences, privileges and restrictions set forth in the form attached to this Agreement as Exhibit A (the "Note").
NOW, THEREFORE, in consideration of the foregoing recital and the mutual promises hereinafter set forth, the parties, intending to be legally bound, hereby agree as follows:
1.            Purchase and Sale of Notes.
1.1    Purchase and Issuance of Notes.  Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing and the Company agrees to sell and issue to the Investor at the Closing, the Shares and the Note, for an aggregate purchase price of $6,000,001.60 (the "Purchase Price").
1.2    Closing; Delivery.
(a)   The purchase and sale of the Shares and the Note shall take place either remotely via the exchange of documents and signatures or at the offices of Ballard Spahr LLP, 1735 Market Street, 51st Floor, Philadelphia, PA 19103, at 10:00 a.m. on the date above first written or at such other date and time or such other place as the Company and the Investor mutually agree (the "Closing Date").
(b)   At the Closing, the Company shall issue to the Investor the Shares and the Note being purchased by the Investor against payment of the Purchase Price therefor by check payable to the Company or by wire transfer to a bank account designated by the Company.
1.3    Use of Proceeds.  In accordance with the directions of the Board of Directors, the Company will use the proceeds from the sale of the Shares and the Note for working capital and other general corporate purposes.
1.4   Defined Terms Used in this Agreement.  In addition to the terms defined above, the following terms used in this Agreement shall have the meanings set forth or referenced below.
(a)   "Affiliate" means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.
(b)   "Code" means the Internal Revenue Code of 1986, as amended.

(c)   "Common Stock" means the common stock, par value $0.01 per share, of the Company.
(d)   "Convertible Securities" means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.
(e)   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(f)   "FDA Laws" means (i) the Federal Food, Drug and Cosmetic Act of 1938, as amended, (ii) the Public Health Service Act of 1944, and (iii) the rules and regulations promulgated and enforced by the FDA thereunder.
(g)   "Healthcare Laws" means all statutes, regulations, rules, orders, ordinances and other laws of any governmental authority with respect to applicable healthcare regulatory matters,  including, but not limited to, the federal Medicare or Medicare Advantage, or federal or state  Medicaid statutes, the federal Tricare statute, 42 U.S.C. § 1320a-7 (Exclusion Statute), 42 U.S.C. § 1320a-7a (the Civil Monetary Penalty Law), 42 U.S.C. § 1320a-7b (federal Anti-Kickback Statute),  42 U.S.C. § 1320a-7c (federal Fraud and Abuse Control Statute), 42 U.S.C. § 1395nn (Stark Law), 31  U.S.C. § 3729 et seq. (federal False Claims Act), 18 U.S.C. §§ 287 and 1001 (Criminal False Claims Statutes), 31 U.S.C. § 3801 et seq. (Program Fraud Civil Remedies Act of 1986), the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations, as each is amended from time to time ("HIPAA"), the Health Information Technology for Clinical Health Act provisions of the American  Recovery and Reinvestment Act of 2009, Pub. Law No. 111-5, and its implementing regulations ("HITECH"),  Social Security laws, all state laws for medical assistance enacted or promulgated in connection with federal laws, any mail fraud statute, any prohibition on the making of any false claim, false statement or misrepresentation of facts to any third party payor (including commercial payors) or any federal or state healthcare program, all laws relating to fee-splitting, all laws relating to the corporate practice of medicine, all laws relating to insurance, all laws governing assignment, reassignment, global billing and/or purchased diagnostic tests, all Medicare Advantage marketing regulations, rules and restrictions, the federal Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Act, and any analogous state statutes or related regulations or any other laws that govern or regulate the health care industry.
(h)   "Investor" means Merck Global Health Innovation Fund, LLC.
(i)   "Key Employee" means any executive-level employee (including division directors and vice president-level positions) as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property.
(j)   "Knowledge," including the phrase "to the Company's knowledge," shall mean the actual knowledge after reasonable inquiry of Evan Jones, Kevin Krenitsky, Timothy C. Dec, Vadim Sapiro, and David Hoekzema.
(k)   "Material Adverse Effect" means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company.
(l)   "Merger" the merger of Merger Sub with and into AdvanDx, Inc.

(m)   "Merger Agreement" means the Agreement and Plan of Merger between the Company, AdvanDx, Inc., a Delaware corporation, Velox Acquisition Corp., a Delaware corporation ("Merger Sub") and the Stockholder Parties thereto, dated as of the date of this Agreement.
(n)   "NASDAQ" means The NASDAQ Stock Market LLC.
(o)   "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.
(p)   "Person" means any individual, corporation, partnership, trust, limited liability company, association or other entity.
(q)   "Personal Information" means (i) any information with respect to which there is a reasonable basis to believe that the information can be used to identify an individual, including demographic information; (ii) Social Security numbers; or (iii) any information that is regulated or protected by one or more Privacy and Security Laws.
(r)  "Privacy and Security Laws" means all applicable laws concerning the privacy and/or security of Personal Information, and all regulations promulgated thereunder, including but not limited to HIPAA, HITECH, the Gramm-Leach-Bliley Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Federal Trade Commission Act, the Privacy Act of 1974, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children's Online Privacy Protection Act, state Social Security number protection laws, state data breach notification laws, state consumer protection laws, the European Union Directive 95/46/EC and Canada's Personal Information Protection and Electronic Documents Act.
(s)   "Registration Rights Agreement" means the Registration Rights Agreement by and between the Company and the Investor dated the date hereof and attached hereto as Exhibit C.
(t)   "SEC" means the U.S. Securities and Exchange Commission.
(u)   "SEC Documents" means all forms, reports and documents required to be filed by the Company with the SEC pursuant to the federal securities laws and the SEC's rules and regulations thereunder.
(v)   "Securities" means the Shares and the Note.
(w)   "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(x)   "Security Agreement" means the Security Agreement by and between the Company and the Investor dated as of the date hereof and attached hereto as Exhibit B.
(y)   "Short Sales" include, without limitation, (i) all "short sales" as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, "put equivalent positions" (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

2.           Representations and Warranties of the Company.  The Company hereby represents and warrants to Investor that, except as set forth in the SEC Documents (other than any information in the "Risk Factors" or "Forward-Looking Statements" sections of such SEC Documents or other statements in such SEC Documents similarly predictive or forward-looking in nature), the following representations are true and complete as of the Closing Date immediately prior to the Merger, except as otherwise indicated.
2.1   Organization, Good Standing, Corporate Power and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.
2.2   Capitalization.  The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Schedule 2.2 hereto.  The Company has not issued any capital stock since the date of its most recently filed SEC Report other than to reflect stock option and warrant exercises that do not, individually or in the aggregate, have a material effect on the issued and outstanding capital stock, options and other securities.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents that have not been effectively waived as of the Closing Date.  Except as set forth on Schedule 2.2 or a result of the purchase and sale of the Shares, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock.  The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.  All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company's capital stock to which the Company is a party or, to the Company's Knowledge, between or among any of the Company's stockholders.
2.3   Subsidiaries.  The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity.  The Company is not a participant in any joint venture, partnership or similar arrangement.
Authorization.  All corporate action required to be taken by the Company's Board of Directors and stockholders in order to authorize the Company to enter into this Agreement at the Closing, and to issue and sell the Shares and the Note at the Closing, has been taken or will be taken prior to the Closing.  All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Closing, and the issuance and delivery of the Securities has been taken or will be taken prior to the Closing.  This Agreement, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

2.5   Valid Issuance of the Securities.  The Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Investor.  Assuming the accuracy of the representations of the Investor in Section 3 of this Agreement and subject to the filings described in Section 2.6 below, the Securities will be issued in compliance with all applicable federal and state securities laws.
2.6   Governmental Consents and Filings.  Assuming the accuracy of the representations made by the Investor in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.
2.7   Securities Matters.
(a)   The Company has filed all SEC Documents, all of which, as of their respective dates, complied in all material respects with all applicable requirements of the Exchange Act. Except to the extent that information contained in any such SEC Document has been revised, amended, supplemented or superseded by a subsequent SEC Document, none of the SEC  Documents including, without limitation, any financial statements or schedules included therein, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b)   The balance sheets and statements of operations, stockholders' equity and cash flows of the Company contained in the SEC Documents  (a) comply as to form in all material respects with applicable accounting requirements and rules and regulations of the SEC with respect thereto, (b) have been prepared in accordance with GAAP applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits), (c) are in accordance with the books and records of the Company and (d) present fairly in all material respects the financial condition of the Company at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified.

(c)   The SEC Documents include all certifications and statements required of it, if any, by (i) Rule 13a-14 or 15d-14 under the Exchange Act, and (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002), and each of such certifications and statements contain no qualifications or exceptions to the matters certified therein other than a knowledge qualification, permitted under such provision, and have not been modified or withdrawn and neither the Company nor any of its officers has received any notice from the SEC questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications or statements.

(d)   Except as set forth in the SEC Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the SEC Documents, the Company has established disclosure controls and procedures for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the officers by others within those entities. The Company's officers have evaluated the effectiveness of the Company's controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the "Evaluation Date"). Since the Evaluation Date, there have been no significant changes in the Company's internal controls or, to the Company's Knowledge, in other factors that could significantly affect the Company's internal controls.

(e)  The Company has otherwise complied in all material respects with the Securities Act of 1933, Exchange Act of 1934, Sarbanes-Oxley Act of 2002 and all other applicable federal and state securities laws, rules and regulations.

(f)   The Company's  common stock is listed on NASDAQ the under the symbol "OPGN" and the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with all rules and regulations of NASDAQ applicable to it and the Company's common stock. The issuance of the Securities under this Agreement does not contravene the rules and regulations of NASDAQ.

2.8     Litigation.  There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company's knowledge, currently threatened (i) against the Company or any officer, director or Key Employee of the Company arising out of their employment or board relationship with the Company; or (ii) that questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated by this Agreement; or (iii) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  Neither the Company nor, to the Company's knowledge, any of its officers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company).  There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate.  The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their services provided in connection with the Company's business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.
2.9    Intellectual Property.  The Company (i) owns or possesses adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, "Intellectual Property") necessary for the conduct of its business as currently operated and as proposed to be operated as described in the SEC Documents, and (ii) has no knowledge that such conduct of its business conflicts, will conflict or may reasonably be expected to conflict with, and it has not received any notice of any claim of conflict with, any such rights of others. The Company has not granted or assigned to any other Person any right to sell the current products and services of the Company or those products and services described in the SEC Documents. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person.  To the Company's knowledge, there is no infringement by third parties of any of its Intellectual Property, there is no pending or threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any of its Intellectual Property and the Company is unaware of any facts that would form a reasonable basis for any such claim. The Company has not received any written communications alleging that the Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. The Company has not received any claim for royalties or other compensation from individuals, including employees or former employees of the Company who have made or are alleged to have made inventive contributions to the Company's technology or products, that are pending or unsettled, and the Company has no obligation to pay royalties or other compensation to any such individuals. To the Company's knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company.  Each employee and consultant has assigned to the Company all intellectual property rights he or she owns that are related to the Company's business as now conducted and as presently proposed to be conducted.

2.10   Compliance with Other Instruments.  The Company is not in violation or default (a) of any provisions of its Restated Certificate or Bylaws, nor will be at the time of filing, in violation or default under any provisions of its Certificate of Amendment, (b) of any instrument, judgment, order, writ or decree, (c) under any note, indenture or mortgage, or (d) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, the violation of which would have a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.
2.11   Agreements; Actions.
(a)   There are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company with respect to infringements of proprietary rights.
(b)   The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities in excess of $25,000 or in excess of $50,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.  For the purposes of subsections (b) and (c) of this Section 2.11, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

(c)   The Company is not a guarantor or indemnitor of any indebtedness of any other Person.
2.12   Certain Transactions.
(a)   Other than (i) standard employee benefits generally made available to all employees, (ii) non‑disclosure, non-competition, assignment of inventions agreements and similar agreements between the Company and certain Key Employees and consultants, (iii) standard director and officer indemnification agreements approved by the Board of Directors, and (iv) the purchase of shares of the Company's capital stock and the issuance of options to purchase shares of the Company's Common Stock, in each instance, approved in the written minutes or by action by written consent of the Board of Directors (previously made available to the Investor or its counsel), there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or Key Employees, or any Affiliate thereof.
(b)   The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees.  None of the Company's directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company.
2.13   Absence of Liens.  The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets or that relate to equipment financing or capital leases.  With respect to the property and assets it leases, the Company is in material compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets.
2.14   Financial Statements.  The financial statements, including the notes thereto and the supporting schedules, included in the SEC Documents comply in all material respects with the requirements of the Securities Act and the Exchange Act, and present fairly the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company. Except as otherwise stated in the SEC Documents, such financial statements have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the SEC Documents present fairly as of the dates indicated and for the periods specified the information required to be stated therein. No other financial statements, notes thereto or supporting schedules are required to be included or incorporated by reference in the SEC Documents. The other financial tables and data included in the SEC Documents present fairly as of the dates indicated and for the periods specified the information included therein and have been prepared on a basis consistent with that of the financial statements included in the SEC Documents and the books and records of the entities whose information is presented therein.

2.15   Changes.  To the Company's knowledge, since December 31, 2014, there have been no events or circumstances of any kind that have had or could reasonably be expected to result in a Material Adverse Effect.
2.16   Employee Matters.  The Company is not a party to an "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which: (i) is subject to any provision of ERISA and (ii) is or was at any time maintained, administered or contributed to by the Company or any of its ERISA Affiliates (as defined hereafter). These plans are referred to collectively herein as the "Employee Plans." An "ERISA Affiliate" of any person or entity means any other person or entity which, together with that person or entity, could be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code. Each Employee Plan has been maintained in material compliance with its terms and the requirements of applicable law. No Employee Plan is subject to Title IV of ERISA.  The SEC Documents identifies each employment, severance or other similar agreement, arrangement or policy and each material plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, severance benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, or deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation, or post-retirement insurance, compensation or benefits, which: (i) is not an Employee Plan; (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any of its ERISA Affiliates; and (iii) covers any officer or director or former officer or director of the Company or any of its ERISA Affiliates. These agreements, arrangements, policies or plans are referred to collectively as "Benefit Arrangements." Each Benefit Arrangement has been maintained in material compliance with its terms and with the requirements of applicable law.
2.17   Tax Returns and Payments.  There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid.  There are no accrued and unpaid federal, state, county, local or foreign taxes of the Company which are due, whether or not assessed or disputed.  There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency.  The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.
2.18   Insurance.  The Company has in full force and effect fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.
2.19   Permits; Compliance with Laws.
(a)   The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect.  The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.
(b)   The Company is in compliance in all material respects with all applicable federal, state and local laws (including without limitation all Healthcare Laws and the Clinical Laboratories Improvement Act of 1967, as amended ("CLIA")), rules, regulations, ordinances, directives, judgments, decrees or orders of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic (including without limitation the United States Food and Drug Administration (the "FDA")) in any country or territory in which the Company operates.

(c)   The Company's operations are currently in compliance with all state and federal laboratory licensure laws (including but not limited to CLIA), and the Company holds all necessary licenses and permits to operate its business as currently conducted.
(d)   Neither the Company nor any of its officers, directors, employees or stockholders has engaged in any activity for, or on behalf of the operations of the Company, that is in violation of, or, as a result of such violation, is cause for civil or criminal penalties, mandatory or permissive exclusion or other administrative sanctions under any Healthcare Laws.
(e)   None of the Company's products and services qualify as designated health services ("DHS").  The Company does not currently have any financial relationships with health care providers requiring compliance with the Stark Law or any applicable state self-referral laws.
(f)   The Company's activities and products are either subject to enforcement discretion or exempt from regulation by the FDA.
(g)   The Company is not a "Covered Entity" (as that term is defined under HIPAA) and is not currently a business associate of any Covered Entity. The Company is now, and has been in the last six years, in material compliance with, and has developed and, where applicable, implemented policies and procedures and training programs to help ensure past, current and ongoing compliance with all applicable Privacy and Security Laws.
(h)   To the Company's Knowledge, it is not under investigation by any governmental authority for a violation of any Privacy and Security Laws, nor has it received any notices from the United States Department of Health and Human Services Office of Civil Rights relating to any such violations.
(i)   Neither the Company nor any of its officers, directors, or employees is a party to, or bound by, any order, individual integrity agreement, corporate integrity agreement or other formal or informal agreement with any governmental authority concerning compliance with any Healthcare Laws, FDA Laws, or Privacy and Security Laws. Neither the Company nor any of its officers, directors, or employees has reporting obligations pursuant to any settlement agreement entered into with any governmental authority.
(j)   The Company is not enrolled with, or required to be enrolled with any governmental or private payors, and to the extent it has been in the past, the Company has complied with all enrollment and participation requirements.
Environmental and Safety Laws.  The Company has at all times operated its business in material compliance with all Environmental Laws, and no material expenditures are or will be required in order to comply therewith. The Company has not received any notice or communication that relates to or alleges any actual or potential violation or failure to comply with any Environmental Laws that could reasonably be expected to result in a Material Adverse Effect. As used herein, the term "Environmental Laws" means all applicable laws and regulations, including any licensing, permit or reporting requirements, and any action by any federal, state, local or foreign government entity pertaining to the protection of the environment, protection of public health, protection of worker health and safety or the handling of hazardous materials, including without limitation the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Federal Water Pollution Control Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act and the Toxic Substances Control Act.

Money Laundering Laws.  The operations of the Company are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements and money laundering statutes of the United States and, to the Company's knowledge, all other jurisdictions to which the Company is subject, including under: (i) the Bank Secrecy Act; (ii) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001; (iii) the Foreign Corrupt Practices Act of 1977; (iv) the Currency and Foreign Transactions Reporting Act; (v) ERISA; (vi) the Money Laundering Control Act; (vii) the rules and regulations promulgated under any such law or any successor law, or any judgment, decree or order of any applicable administrative or judicial body relating to such law; and (viii) any corresponding law, rule, regulation, ordinance, judgment, decree or order of any state or territory of the United States or applicable foreign jurisdiction or any administrative or judicial body thereof (collectively, the "Money Laundering Laws"); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
OFAC.  None of the Company or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC.
3.           Representations and Warranties of the Investor.  The Investor hereby represents and warrants to the Company that:
3.1   Authorization.  The Investor has full power and authority to enter into this Agreement to which the Investor is a party.  This Agreement, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies or (b) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.
3.2   Purchase Entirely for Own Account.  This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement, the Investor hereby confirms, that the Securities to be acquired by the Investor will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities.  The Investor has not been formed for the specific purpose of acquiring the Securities.
3.3   Disclosure of Information.  The Investor has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company's management and has had an opportunity to review the Company's facilities.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

3.4   Restricted Securities.  The Investor understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor's representations as expressed herein.  The Investor understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  The Investor acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in the Registration Rights Agreement.  The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Investor's control, and which the Company is under no obligation and may not be able to satisfy.
3.5  Legends.  The Investor understands that the Securities, including any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:
(a)   "THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."
(b)   Any legend set forth in, or required by, this Agreement or a substantially similar legend set forth in, or required by, this Agreement.
(c)   Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate so legended.
3.6   Accredited Investor.  The Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
3.7   No Disqualification Event.  With respect to the Securities, neither the Investor nor any of its directors, executive officers, other officers is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) promulgated under the Securities Act.
3.8   No General Solicitation.  Neither the Investor, nor any of the Investor's officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Securities.
3.9   Certain Trading Activities.  Other than with respect to the transactions contemplated herein, since the time that the Investor was first contacted by the Company or any other Person regarding the transactions contemplated hereby, neither the Investor nor any Affiliate of the Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Investor's investments or trading or information concerning the Investor's investments, including in respect of the Securities, and (z) is subject to the Investor's review or input concerning such Affiliate's investments or trading (collectively, "Trading Affiliates") has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Investor or Trading Affiliate, effected or agreed to effect any purchases or sales of the securities of the Company (including, without limitation, any Short Sales involving the Company's securities).  Notwithstanding the foregoing, in the case of the Investor and/or Trading Affiliate that is, individually or collectively, a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of the Investor's or Trading Affiliate's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Investor's or Trading Affiliate's assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio managers that have knowledge about the financing transaction contemplated by this Agreement.  Other than to other Persons party to this Agreement, the Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).  Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions in the future. The Investor is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by the Investor.

3.10   Residence.  The Investor's office in which it maintains its principal place of business is Two Merck Drive 2W116, Whitehouse Station, New Jersey 08889.
4.          Covenants and Agreements.
4.1    Right of Participation.  Subject to the terms and conditions of this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Investor shall have a right to participate in such offering of New Securities on a pro rata basis based on its percentage equity ownership in the Company.
(a)   The Company shall give written notice (the "Notice of Issuance") to the Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities. The Investor shall have thirty (30) days from the date of the Notice of Issuance to agree to purchase its pro rata share of such New Securities for the same consideration, and otherwise upon the terms specified in the Notice of Issuance by giving written notice to the Company, and stating therein the quantity of New Securities to be purchased by Investor. The Company and Investor shall select a date not later than twenty (20) days (or longer if required by law) after the expiration of the thirty (30) day notice period referenced above for the closing of the purchase and sale of the New Securities. In the event any purchase by Investor is not consummated, other than as a result of the fault of the Company, within the provided time period, the Company may issue the New Securities subject to purchase by Investor free and clear from the restrictions of this Section 4.1. Any New Securities not elected to be purchased by Investor may be sold by the Company to the Person to which the Company intended to sell such New Securities on terms and conditions no less favorable to the Company than those offered to Investor.
(b)   The right of participation in this Section 4.1 shall not be applicable to Exempted Securities.  For purposes of this Agreement, "Exempted Securities" shall mean:
i.    shares of Common Stock, Options or Convertible Securities issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock;

ii.   shares of Common Stock or Options issued or issuable to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company;
iii.   shares of Common Stock, Options or Convertible Securities issued or issuable to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Company;
iv.   shares of Common Stock issued pursuant to the bona fide acquisitions, mergers or similar transactions, as approved by the Board of Directors; or
v.    shares of Common Stock issued in connection with any future licensing of technology from third parties, as approved by the Board of Directors.
4.2   Termination; No Transfer. The Investor's rights pursuant to Section 4.1 shall terminate in the event (i) that the Investor no longer holds at least five percent (5%) of the outstanding common stock of the Company, or (ii) of a Change of Control.  For purposes hereof, a "Change of Control" means the sale of all or substantially all the assets of the Company; any merger, consolidation or acquisition of the Company with, by or into another corporation, entity or person; or any change in the ownership of more than fifty percent (50%) of the voting capital stock of the Company in one or more related transactions.  The Investor's rights pursuant to Section 4.1 are not transferable by the Investor.
4.3   Board Representation.  On or as soon as practicable following the Closing Date, the Company's Board of Directors shall be expanded to seven (7) members and the Board of Directors shall fill the vacancy with one designee of the Investor, who shall be determined by the Investor subject to the consent of the Company which consent shall not be unreasonably withheld.  For as long as Investor holds at least 5% of the outstanding common stock of the Company, the Board of Directors shall nominate such Investor designee, or any replacement, if applicable, for election by the stockholders at each annual or special meeting of the stockholders at which directors are elected.  The Company shall enter into an indemnification agreement with such designee and provide director and officer insurance coverage reasonably acceptable to the Investor.
4.4   Indemnification.
(a)   For a period of twenty-four (24) months following the Closing Date, the Company hereby indemnifies and holds harmless the Investor, to the extent of any Losses incurred by Investor in excess of the amount of the Merger Consideration (as defined in the Merger Agreement) actually received by the Investor in connection with the Company's acquisition of AdvanDx, Inc. (the "AdvanDx Transaction"), valued as of the time of the closing of the AdvanDx Transaction, solely for any claims brought against the Investor by any other stockholder of AdvanDx, Inc. in connection with the AdvanDx Transaction.  This indemnification does not provide any indemnification of the Investor against any Losses incurred in connection with any other pending or future litigation unrelated to the AdvanDx Transaction.  For purposes of this Section 4.4, defined terms used without definition have the meanings set forth in the Merger Agreement.
(b)   If the Investor seeks indemnification under this Section 4.4 with respect to any indemnifiable matter it shall promptly notify the Company in writing (any such notice, a "Notice of Claim"); provided, however, that no delay on the part of the Investor in notifying the Company shall relieve the Company from any obligation hereunder except to the extent the Company is materially prejudiced thereby.  The Notice of Claim shall state the nature and basis of such claim or event, the amount thereof to the extent known and the basis of the Investor's belief that it is or may be entitled to indemnification with respect thereto.

(c)   If a claim for indemnification involves Litigation, the Company shall be entitled (but not obligated) to defend the Investor against such claim with counsel selected by the Investor and reasonably satisfactory to the Company, and the Investor may participate in the defense of such claim at its own expense.  Neither the Company nor the Investor shall consent to the entry of any judgment or enter into any settlement with respect to such claim without the prior written consent of the other (which consent shall not be unreasonably withheld).  Notwithstanding the foregoing, the Investor shall have the right to assume control of the defense of any such claim and the Company shall pay the reasonable fees and expenses of the Investor's counsel if (i) the Investor and Company have significantly divergent interests, or (ii) the named parties to any such claim include both the Investor and the Company, and the Investor has defenses available to it that are unavailable to the Company, or (iii) such claim seeks injunctive relief, specific performance, or other equitable relief from, or seeks to impose any criminal penalty, fine or other sanction on, the Investor.  In no case shall the Company be liable for the fees and disbursements of more than one counsel (in addition to local counsel).
5.          Conditions to the Investor's Obligations at Closing.  The obligations of the Investor to purchase the Shares and the Note at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:
5.1   Representations and Warranties.  The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of the Closing.
5.2   Performance.  The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.
5.3   Compliance Certificate.  The Chief Financial Officer of the Company shall deliver to the Investor at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled or satisfied.
5.4   Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes and Warrants pursuant to this Agreement shall be obtained and effective as of the Closing.
5.5   Secretary's Certificate.  The Secretary of the Company shall have delivered to the Investor at the Closing a certificate certifying with respect to (i) the Restated Certificate and the Certificate of Amendment, (ii) the Amended and Restated Bylaws of the Company, and (iii) resolutions of the Board of Directors of the Company approving the Agreement, the Note, the Security Agreement, and the Registration Rights Agreement (collectively, the "Transaction Documents"), and the transactions contemplated under the Transaction Documents.
5.6   Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor, and Investor (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested.  Such documents may include good standing certificates.

5.7   Security Agreement.  The Security Agreement shall have been executed and delivered by the Company and the Investor.
5.8   Registration Rights Agreement.  The Registration Rights Agreement shall have been executed and delivered by the Company and the Investor.
5.9.  Merger.  The Merger pursuant to the Merger Agreement shall have been consummated.

6.         Conditions of the Company's Obligations at Closing.  The obligations of the Company to sell the Shares and the Note to the Investor at the Initial Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:
6.1   Representations and Warranties.  The representations and warranties of the Investor contained in Section 3 shall be true and correct in all respects as of such Closing.
6.2   Performance.  The Investor shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.
6.3   Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares and the Note pursuant to this Agreement shall be obtained and effective as of the Closing.
6.4   Security Agreement.  The Security Agreement shall have been executed and delivered by the Company and the Investor.
6.5   Registration Rights Agreement.  The Registration Rights Agreement shall have been executed and delivered by the Company and the Investor.
7.          Miscellaneous.
7.1   Survival of Warranties.  Unless otherwise set forth in this Agreement, the representations, warranties, covenants and agreements of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Investor or the Company.
7.2   Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
7.3   Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware excluding that body of law pertaining to conflict of law.
7.4   Counterparts; Facsimile.  This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.5   Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
7.6   Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient's next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 7.6.
If notice is given to the Company, a copy shall also be sent to:

Ballard Spahr LLP
1735 Market Street, 51st Floor
Philadelphia, PA 19103-7599
 Attn: Mary J. Mullany
7.7    No Finder's Fees.  Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction.  The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, employees, or representatives is responsible.  The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
7.8    Amendments and Waivers.  Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Investor.  Any amendment or waiver effected in accordance with this Section 7.8 shall be binding upon the Investor and each transferee of the Securities, each future holder of all such Securities, and the Company.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing; and shall be effective only to the extent specifically set forth in such writing.
7.9    Fees and Expenses.  At the Closing, the Company shall pay the reasonable fees and expenses of Shumaker, Loop & Kendrick, LLP, the counsel for Investor, in an amount not to exceed, in the aggregate, $50,000.
7.10  Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
7.11  Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.12   Entire Agreement.  This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Common Stock and Note Purchase Agreement as of the date first written above.
COMPANY:

OPGEN, INC.

By:   /s/ Timothy C. Dec
Name:  Timothy C. Dec
 Its:       Chief Financial Officer

IN WITNESS WHEREOF, the parties have executed this Common Stock and Note Purchase Agreement as of the date first written above.
INVESTOR:

MERCK GLOBAL HEALTH INNOVATION FUND, LLC

By:   /s/ William J. Taranto
Name:  William J. Taranto
 Title:    President